Exhibit 10.4

POOLING AGREEMENT

THIS POOLING AGREEMENT (this “Agreement”) is made as of April 23, 2012, by and among Sonesta International Hotels Corporation (“Manager”) and the parties listed on Schedule A (each an “Owner” and collectively, “Owners”).

RECITALS:

Each Owner has entered into a Management Agreement with Manager (each a “Management Agreement” and collectively, the “Management Agreements”) with respect to the real estate and personal property described in Schedule B opposite such Owner’s name which is operated as a full service or a limited service hotel (each a “Hotel” and collectively, the “Hotels”), which Management Agreements are listed on Schedule C.

The parties desire that working capital of each of the Hotels and all revenues from operation of each of the Hotels be pooled for purposes of paying operating expenses of the Hotels, fees and other amounts due to Manager and Owners.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
DEFINED TERMS

1.01.                     Definitions.  Capitalized terms used, but not otherwise defined in this Agreement shall have the meanings given to such terms in the Management Agreements. The following capitalized terms as used in this Agreement shall have the meanings set forth below:

“Additional Hotel” is defined in Section 7.01.

“Additional Owner” is defined in Section 7.01.

“Agreement” is defined in the Preamble.

“Aggregate Additional Manager Advances” means the sum of Additional Manager Advances under all Management Agreements.

“Aggregate Annual Operating Statement” is defined in Article IV.

“Aggregate Base Management Fee” means an amount equal to 3% of the Aggregate Gross Revenues attributable to full service Hotels and 5% of the Aggregate Gross Revenues attributable to limited service Hotels.

“Aggregate Deductions” means the sum of Deductions of the Hotels.

“Aggregate Gross Room Revenues” mean the sum of Gross Room Revenues of the Hotels.

“Aggregate Gross Revenues” means the sum of Gross Revenues of the Hotels.

“Aggregate Incentive Management Fee” means with respect to each Year or portion thereof, an amount equal to twenty percent (20%) of Aggregate Operating Profit remaining after deducting amounts paid or payable in respect of Aggregate Owner’s Priority Return and Aggregate Reimbursable Advances for such Year; provided that for purposes of determining the Aggregate Incentive Management Fee, Aggregate Operating Profit shall be determined based upon ninety-five percent (95%) of Aggregate Gross Revenues.

“Aggregate Invested Capital” means the sum of the Invested Capital for each of the Hotels.

“Aggregate Monthly Statement” is defined in Article IV.

“Aggregate Operating Profit” means an amount equal to Aggregate Gross Revenues less Aggregate Deductions.

“Aggregate Owner Advances” means the sum of Owner Advances under all Management Agreements.

“Aggregate Owner’s Priority” means, for each Year or portion thereof, an amount equal to eight percent (8%) of Aggregate Invested Capital.

“Aggregate Owner’s Residual Payment” means with respect to each Year or portion thereof, an amount equal to Aggregate Operating Profit remaining after deducting amounts paid or payable in respect of Aggregate Owner’s Priority, Aggregate Reimbursable Advances and the Aggregate Incentive Management Fee for such Year.

“Aggregate Reservation Fee” means for each Year or portion thereof, an amount equal to one and one-half percent (1.5%) of Aggregate Gross Room Revenues.

“Aggregate Reimbursable Advances” means the sum of Reimbursable Advances of the Hotels.

“Aggregate System Fee” means with respect to each Year or portion thereof, an amount equal to one and one-half percent (1.5%) of Aggregate Gross Revenues.

“Hotel” and “Hotels” is defined in the Recitals.

“Landlord(s)” means the owner of the Hotel(s) set forth on Exhibit B.

“Management Agreement” and “Management Agreements” is defined in the Recitals.

“Manager” is defined in the Preamble.

“Marketing Party” is defined in Section 5.01.

“Non-Economic Hotel” is defined in Section 5.01.

“Non-Marketing Party” is defined in Section 5.02.

“Owner” and “Owners” are defined in the Preamble.

ARTICLE II
GENERAL

The parties agree that so long as a Hotel is subject to this Agreement, all Working Capital and all Gross Revenues of such Hotel shall be pooled pursuant to this Agreement and disbursed to pay all Aggregate Disbursements, fees and other amounts due Manager and Owners (not including amounts due pursuant to Section 11.20 of the Management Agreements) with respect to the Hotels and that the corresponding provisions of each Management Agreement shall be superseded as provided in Section 3.03.  The parties further agree that (a) if Manager gives a notice of non-renewal of the Term with respect to any Hotel, it shall be deemed to be a notice of non-renewal of the Term with respect to all the Hotels and (b) if Owner gives notice of termination of any Management Agreement without cause pursuant to Section 2.02 1. of the Management Agreements, or upon a Change in Control of Manager pursuant to Section 2.02 4. of the Management Agreements, or if Manager gives notice of termination of any Management Agreement upon a Change in Control of Owner pursuant to Section 2.02 3. of the Management Agreements, in any such case, it shall be deemed to be a notice of termination with respect to all Management Agreements.

ARTICLE III
PRIORITIES FOR
DISTRIBUTION OF AGGREGATE GROSS REVENUES

3.01.                     Priorities for Distribution of Aggregate Gross Revenues.  Aggregate Gross Revenues shall be distributed in the following order of priority:

A.                                    First, to pay all Aggregate Deductions (excluding the Aggregate Base Management Fee, the Aggregate Reservation Fee and the Aggregate System Fee);

B.                                    Second, to Manager, an amount equal to the Aggregate Base Management Fee, the Aggregate Reservation Fee and the Aggregate System Fee;

C.                                    Third, to Owners, an amount equal to Aggregate Owner’s Priority;

D.                                    Fourth, pari passu, to (i) Owners, in an amount necessary to reimburse Owners for all Aggregate Owner Advances which have not yet been repaid pursuant to this Section 3.01, and (ii) to Manager, in an amount necessary to reimburse Manager for all Aggregate Additional Manager Advances which have not yet been repaid pursuant to this Section 3.01.  If at any time the amounts available for distribution to Owners and Manager pursuant to this Section 3.01 are insufficient (a) to repay all outstanding Aggregate Owner Advances, and (b) all outstanding Aggregate Additional Manager Advances, then Owner and Manager shall be paid from such amounts the amount obtained by multiplying a number equal to the amount of the funds available for distribution by a fraction, the numerator of which is the sum of all outstanding Aggregate Owner Advances, or all outstanding Aggregate Additional Manager Advances, as the case may be, and the denominator of which is the sum of all outstanding Aggregate Owner Advances plus the sum of all outstanding Aggregate Additional Manager Advances;

E.                                     Fifth, to Manager, an amount equal to the Aggregate Incentive Management Fee;

F.                                      Finally, to Owners, the Aggregate Owner’s Residual Payment.

3.02.                     Timing of Payments.  Payment of the Aggregate Deductions, excluding the Aggregate Base Management Fee, the Aggregate Reservation Fee and the Aggregate System Fee, shall be made in the ordinary course of business.  The Aggregate Base Management Fee, the Aggregate Reservation Fee and the Aggregate System Fee shall be paid on the last Business Day of each calendar month, in arrears, based upon the prior month’s Aggregate Gross Revenues or Aggregate Gross Room Revenues, as the case may be, as reflected in the Aggregate Monthly Statement for such prior month.  The Aggregate Owner’s Priority shall be paid on the last Business Day of each calendar month, in arrears, in equal monthly installments, based upon Aggregate Invested Capital most recently reported to Manager by Owners.  If any installment of the Aggregate Base Management Fee, the Aggregate Reservation Fee, the Aggregate System Fee or the Aggregate Owner Priority is not paid when due, it shall accrue interest at the Interest Rate. The Aggregate Incentive Fee and Aggregate Owner’s Residual Payment shall be paid on the last Business Day of the calendar month following the calendar quarter to which such Aggregate Incentive Fee and/or Aggregate Owner’s Residual Payment relates, in arrears, based upon the year-to-date Aggregate Operating Profit as reflected in the Aggregate Monthly Statement for the last calendar month of such calendar quarter and shall be adjusted, after the first calendar quarter, to reflect distributions for prior calendar quarters.  Additional adjustments to all payments will be made on an annual basis based upon the Aggregate Annual Operating Statement for the Year and any audit conducted pursuant to Section 4.02 of the Management Agreements.

If the portion of Aggregate Gross Revenues to be distributed to Manager or Owner pursuant to Section 3.01 is insufficient to pay amounts then due in full, any amounts left unpaid shall be paid from and to the extent of Aggregate Gross Revenues available therefor at the time distributions are made in successive calendar months until such amounts are paid in full, together with interest thereon, if applicable, and such payments shall be made from such available Aggregate Gross Revenues in the same order of priority as other payments made on account of such items in successive calendar months.

Calculations and payments of the fees and other payments in Section 3.01 and distributions of Aggregate Gross Revenues within a Year shall be accounted for cumulatively within a Year, but shall not be cumulative from one Year to the next.  Calculations and payments of Aggregate Reimbursable Advances shall be accounted for cumulatively within a Year, and shall be cumulative from one Year to the next.

The Aggregate Owner’s Priority and Aggregate Owner’s Residual Payment shall be allocated among Owners as the Owners shall determine in their sole discretion and Manager shall have no responsibility or liability in connection therewith.

3.03.                     Relationship with Management Agreements.  For as long as this Agreement is in effect with respect to a Hotel, the provisions of Section 3.01 and 3.02 shall supersede Sections 3.02 and 3.03 of the Management Agreement then in effect with the applicable Hotel.

ARTICLE IV
FINANCIAL STATEMENTS

Manager shall prepare and deliver the following financial statements to the Owners:

(a)                            Within twenty (20) days after the close of each calendar month, Manager shall deliver an accounting to Owner showing Aggregate Gross Revenues, Aggregate Gross Room Revenues, occupancy percentage and average daily rate, Aggregate Deductions, Aggregate Operating Profit, and applications and distributions thereof for the preceding calendar month and year-to-date (“Aggregate Monthly Statement”).

(b)                            Within sixty (60) days after the end of each Year, Manager shall deliver to Owner and Landlord a statement (the “Aggregate Annual Operating Statement”) in reasonable detail summarizing the operations of the Hotels for the immediately preceding Year and an Officer’s Certificate setting forth the totals of Aggregate Gross Revenues, Aggregate Deductions, and the calculation of the Aggregate Incentive Management Fee and Aggregate Owner’s Residual Payment for the preceding Year and certifying that such Aggregate Annual Operating Statement is true and correct.  Manager and Owner shall, within ten (10) Business Days after Owner’s receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Year as are required because of variances between the Aggregate Monthly Statements and the Aggregate Annual Operating Statement.  Any payments shall be made together with interest at the Interest Rate from the date such amounts were due or paid, as the case may be, until paid or repaid.  The Aggregate Annual Operating Statement shall be controlling over the Aggregate Monthly Statements and shall be final, subject to adjustments required as a result of an audit requested by Owner or Landlord pursuant to Section 4.02.B of the Management Agreements.

(c)                             Manager shall also prepare and deliver such other statements or reports as any Owner may, from time to time, reasonably request.

The financial statements delivered pursuant to this Article IV are in addition to any financial statements required to be prepared and delivered pursuant to the Management Agreements.

ARTICLE V
NON-ECONOMIC HOTELS

5.01.                     Non-Economic Hotels.  If the Gross Revenues of any Hotel are insufficient to pay the Owner’s Priority for such Hotel in full during any two (2) out of four (4) consecutive Years, each of Manager and the relevant Owner shall, upon thirty (30) days notice to the other, be entitled to designate such Hotel a “Non-Economic Hotel.”  Notwithstanding the foregoing, Manager and Owners shall not be entitled to designate Hotels for which the Invested Capital in the aggregate would exceed twenty percent (20%) of Aggregate Invested Capital and further provided for purposes of this Section 5.01 only, Aggregate Invested Capital shall be determined without giving effect to the termination of the Management Agreement of a Non-Economic

Hotel and without reduction for proceeds from the sale, or deemed sale, of any Non-Economic Hotel.

The party designating a Hotel as a Non-Economic Hotel (“Marketing Party”) shall market such Non-Economic Hotel for sale and any costs incurred by the Marketing Party or any other Person in connection with such marketing activities and the sale of such Hotel shall be paid out of the net proceeds of such sale.  The relevant Owner, Landlord and Manager, as the case may be, shall cooperate with the Marketing Party in compiling any relevant information, preparing marketing materials and otherwise in connection with the sale of a Non-Economic Hotel.

5.02.                     Sale Process.  If a Non-Economic Hotel is marketed for sale in accordance with Section 5.01 and the Marketing Party receives an offer therefor which it wishes to accept on behalf of the relevant Owner and relevant Landlord, the Marketing Party shall give the relevant Owner, or the Manager, as the case may be (the “Non-Marketing Party”), prompt notice thereof, which notice shall include a copy of the offer and any other information reasonably requested by the non-Marketing Party.  If Manager is the Non-Marketing Party, Manager shall have a right of first refusal to purchase such Non-Economic Hotel on the terms of the offer by notice given to the Marketing Party within seven (7) Business Days after receipt of such notice and other information from the Marketing Party.  If an Owner is the Non-Marketing Party, such Owner, on behalf of the relevant Landlord, may reject the offer by notice given to the Marketing Party within seven (7) Business Days after receipt of such notice and other information from the Marketing Party, in which event the Non-Economic Hotel shall be deemed to have been sold to the relevant Landlord on the date, at the price and on the other terms contained in the offer.  If a Non-Economic Hotel is sold to a third party or deemed to have been sold to the relevant Landlord, in each case pursuant to such offer, effective as of the date of sale or deemed sale: (i) the Management Agreement shall terminate with respect to such Non-Economic Hotel; (ii) the Aggregate Invested Capital shall be reduced by an amount equal to the net proceeds of sale after reduction for the costs and expenses of the relevant Landlord, relevant Owner and/or Manager (or, in the case of a deemed sale, the net proceeds of sale determined by reference to such offer, after reduction for any amounts actually expended and any amounts which would reasonably have been expected to have been expended if the sale had been consummated, by the relevant Owner, relevant Landlord and/or Manager).  If the reduction of Aggregate Invested Capital is less than the Invested Capital of the Non-Economic Hotel sold or deemed sold, the difference shall be proportionately reallocated to the Invested Capital of the remaining Hotels.

ARTICLE VI
ACCOUNTS

All Working Capital and all Gross Revenues of each of the Hotels may be pooled and deposited in one or more bank accounts in the name(s) of Owners designated by Manager, which accounts may, except as required by any Mortgage and related loan documentation or applicable law, be commingled accounts containing other funds owned by or managed by Manager.  Manager shall be authorized to access the accounts without the approval of Owners, subject to any limitation on the maximum amount of any check, if any, established between Manager and Owners as part of the Annual Operating Projections.  One or more Owners shall be a signatory on all accounts maintained with respect to the Hotel, and Owners shall have the right to require that one or more Owner’s signature be required on all checks/withdrawals after the occurrence of an Event of Default by Manager.  The Owners shall provide such instructions to the applicable bank(s) as are necessary to permit Manager to implement the Manager’s rights and obligations under this Agreement.  The failure of any Owner to provide such instructions shall relieve Manager of its obligations hereunder until such time as such failure is cured.

ARTICLE VII
ADDITION AND REMOVAL OF HOTELS

7.01.                     Addition of Hotels.  At any time and from time to time, Manager and any Owner or any Affiliate of an Owner (an “Additional Owner”) which enters into a management agreement with Manager for the operation of an additional Hotel (an “Additional Hotel”), the Additional Owner may become a party to this Agreement by signing an accession agreement confirming the applicability of this Agreement to such Additional Hotel.  If an Additional Hotel is made subject to this Agreement other than on the first day of a calendar month, the parties shall include such prorated amounts of the Gross Revenues and Deductions (and other amounts as may be necessary) applicable to the Additional Hotel for such calendar month, as mutually agreed in their reasonable judgment, in the calculation of Aggregate Gross Revenues and Aggregate Deductions (and other amounts as may be necessary) for the calendar month in which the Additional Hotel became subject to this Agreement and shall make any other prorations, adjustments, allocations and changes required.  Additionally, any amounts held as Working Capital for the Additional Hotel or to fund capital expenditures, if any, shall be held by Manager under this Agreement.

7.02.                     Removal of Hotels.  From and after the date of termination of any Management Agreement, the Hotel managed thereunder shall no longer be subject to this Agreement.  If the termination occurs on a day other than the last day of a calendar month, the parties shall exclude such prorated amounts of the Gross Revenues and Deduction (and other amounts as may be necessary) applicable to such Hotel for such calendar month, as mutually agreed in their reasonable judgment, in the calculation of Aggregate Gross Revenues and Aggregate Deductions (and other amounts as may be necessary) for the calendar month in which the termination occurred.  Additionally, the relevant Owner and Manager, both acting reasonably, shall mutually agree to the portion of the Aggregate Working Capital and Aggregate Gross Revenues allocable to the Hotel being removed from this Agreement and the amount of the Aggregate Working Capital, Aggregate Gross Revenues so allocated and any amounts held to fund capital expenditures, shall be remitted to the relevant Owner and the relevant Owner and Manager shall make any other prorations, adjustments, allocations and changes required.

ARTICLE VIII
TERM AND TERMINATION

8.01.                     Term.  This Agreement shall continue and remain in effect indefinitely unless terminated pursuant to Section 8.02.

8.02.                     Termination.  This Agreement may be terminated as follows:

(a)                            By the mutual consent of Manager and Owners which are parties to this Agreement.

(b)                            Automatically, if all Management Agreements terminate or expire for any reason.

(c)                             By Manager, if any or all Owners do not cure a material breach of this Agreement by any Owner or Landlord within thirty (30) days of written notice of such breach from Manager and if such breach is not cured, it shall be an Owner Event of Default under the Management Agreements.

(d)                            By Owners, if Manager does not cure a material breach of this Agreement by Manager within thirty (30) days of written notice of such breach from any Owner and if such breach is not cured, it shall be a Manager Event of Default under the Management Agreements.

8.03.                     Effect of Termination.  Upon the termination of this Agreement, except as otherwise provided in Section 2.02.1. or 9.04.B. of the Management Agreements, Manager shall be compensated for its services only through the date of termination and all amounts remaining in any accounts maintained by Manager pursuant to Article VI, after payment of such amounts as may be due to Manager hereunder, shall be distributed to Owners.  Notwithstanding the foregoing, upon the termination of any single Management Agreement, pooled funds shall be allocated as described in Section 7.02.

8.04.                     Survival.  The following Sections of this Agreement shall survive the termination of this Agreement:  8.03 and Article IX.

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.01.                     Notices.  All notices, demands, consents, approvals, and requests given by any party to another party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon confirmation of receipt when transmitted by facsimile transmission, or on the next business day if transmitted by nationally recognized overnight courier, to the parties at the following addresses:

To Owners:

Cambridge TRS, Inc.

Two Newton Place

225 Washington Street

Newton, Massachusetts 02458

Attn:  President

Facsimile:

To Manager:

Sonesta International Hotels Corporation

Two Newton Place

225 Washington Street

Newton, Massachusetts 02458

Attn:  President

Facsimile:

9.02.                     Applicable Law; Arbitration.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts, with regard to its “choice of law” rules.  Any “Dispute” (as such term is defined in the Management Agreements) under this Agreement shall be resolved through final and binding arbitration conducted in accordance with the procedures and with the effect of, arbitration as provided for in the Management Agreements.

9.03.                     Severability.  If any term or provision of this Agreement or the application thereof in any circumstance is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

9.04.                     Gender and Number.  Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

9.05.                     Headings and Interpretation.  The descriptive headings in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  References to “Section” in this Agreement shall be a reference to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by “without limitation.”   The words “hereof,” “herein,” “hereby,” and “hereunder, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision unless otherwise indicated.  The word “or” shall not be exclusive.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting.

9.06.                     Confidentiality of Information.  Any information exchanged between the Manager and each Owner pursuant to the terms and conditions of this Agreement shall be subject to Section 11.07 of the Management Agreements.

9.07.                     Assignment.  Neither Manager nor any Owner may assign its rights and obligations under this Agreement to any other Person without the prior written consent of the other parties.

9.08.                     Entire Agreement; Construction; Amendment.  With respect to the subject matter hereof, this Agreement supersedes all previous contracts and understandings between the parties and constitutes the entire Agreement between the parties with respect to the subject matter hereof.  Accordingly, in the event of any conflict between the provisions of this Agreement and the Management Agreements, the provisions of this Agreement shall control, and the provisions of the Management Agreements are deemed amended and modified, in each case as required to give effect to the intent of the parties in this Agreement.  All other terms and conditions of the Management Agreements shall remain in full force and effect; provided that, to the extent that compliance with this Agreement shall cause a default, breach or other violation of the Management Agreement by one party, the other party waives any right of termination, indemnity, arbitration or otherwise under the Management Agreement related to that specific default, breach or other violations, to the extent caused by compliance with this Agreement.  This Agreement may not be modified, altered or amended in any manner except by an amendment in writing, duly executed by the parties hereto.

9.09.                     Third Party Beneficiaries.  The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, legal representatives or permitted assigns of each of the parties hereto and except for Landlord(s), which are intended third party beneficiaries, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

[Signatures begin on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with the intention of creating an instrument under seal.

SONESTA INTERNATIONAL HOTELS CORPORATION

By:	/s/ William J. Sheehan
William J. Sheehan
Chairman and Chief Executive Officer

CAMBRIDGE TRS, INC.

By:	/s/ John G. Murray
John G. Murray
President and Chief Operating Officer

Schedule A

Owners

Cambridge TRS, Inc.

Schedule B

(amended and restated as of May 30, 2014)

Hotels

Owner	Hotel	Landlord

Cambridge TRS, Inc.	Royal Sonesta Cambridge	HPT Cambridge LLC
40 Edwin H. Land Boulevard
Cambridge, MA 02142
(effective January 31, 2012)

	Sonesta Hilton Head Resort	HPT IHG-2 Properties Trust
130 Shipyard Drive
Hilton Head, SC 29928
(effective April 27, 2012)

	Royal Sonesta Harbor Court Baltimore	Harbor Court Associates, LLC
550 Light Street
Baltimore, MD
(effective May 31, 2012)

	Sonesta ES Suites Burlington	HPT IHG-2 Properties Trust
11 Old Concord Road
Burlington, MA
(effective June 12, 2012)

	Sonesta Hotel Philadelphia	HPT IHG-2 Properties Trust
1800 Market Street
Philadelphia, PA
(effective June 18, 2012)

	Sonesta ES Suites Orlando	HPT IHG-2 Properties Trust
8480 International Drive
Orlando, FL
(effective July 9, 2012)

	Royal Sonesta Houston Hotel	HPT IHG-2 Properties Trust
2222 West Loop South
Houston, TX
(effective July 16, 2012)

Sonesta ES Suites Andover	HPT IHG-2 Properties Trust
4 Technology Drive
Andover, MA
(effective July 25, 2012)

Sonesta ES Suites Parsippany	HPT IHG-2 Properties Trust
61 Interpace Parkway
Parsippany, NJ
(effective July 30, 2012)

Sonesta ES Suites Somerset	HPT IHG-2 Properties Trust
260 Davidson Avenue
Somerset, NJ
(effective August 1, 2012)

Sonesta ES Suites Princeton	HPT IHG-2 Properties Trust
4375 U.S. Route 1 South
Princeton, NJ
(effective August 3, 2012)

Sonesta ES Suites Malvern	HPT IHG-2 Properties Trust
20 Morehall Road
Malvern, PA
(effective August 6, 2012)

Sonesta ES Suites Dublin	HPTMI Properties Trust
435 Metro Place South
Dublin, OH
(effective August 11, 2012)

Sonesta ES Suites Flagstaff	HPTMI Properties Trust
3440 Country Club Drive
Flagstaff, AZ
(effective August 11, 2012)

Sonesta ES Suites Houston	HPT IHG-2 Properties Trust
5190 Hidalgo Street
Houston, TX
(effective August 13, 2012)

Sonesta ES Suites Columbia	HPT IHG-2 Properties Trust
8844 Columbia 100 Parkway
Columbia, MD
(effective August 14, 2012)

Sonesta ES Suites Charlotte	HPT IHG-2 Properties Trust
7925 Forest Pine Drive
Charlotte, NC
(effective August 16, 2012)

Sonesta ES Suites Atlanta	HPT IHG-2 Properties Trust
760 Mt. Vernon Highway, N.E.
Atlanta, GA
(effective August 20, 2012)

Sonesta ES Suites St. Louis	HPT IHG-2 Properties Trust
1855 Craigshire Road
St. Louis, MO
(effective August 22, 2012)

Sonesta Gwinnett Place	HPT Cambridge LLC
1775 Pleasant Hill Road
Duluth, GA
(effective as of the Effective Date of the applicable Management Agreement)

Royal Sonesta New Orleans	Royal Sonesta, Inc.
300 Bourbon Street
New Orleans, LA 70130
(effective June 28, 2013)

Sonesta Fort Lauderdale	HPT IHG-2 Properties Trust
999 North Fort Lauderdale Beach Boulevard
Fort Lauderdale, FL
(effective May 30, 2014)

Schedule C

(amended and restated as of May 30, 2014)

Management Agreements

Management Agreement between Sonesta Acquisition Corp. (now known as Sonesta International Hotels Corporation) and Cambridge TRS, Inc., dated as of January 31, 2012.

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of April 23, 2012 (effective April 27, 2012).  (Hilton Head, SC)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of May 31, 2012.  (Baltimore, MD)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of June 12, 2012.  (Burlington, MA)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of June 18, 2012.  (Philadelphia, PA)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of July 6, 2012 (effective July 9, 2012).  (Orlando, FL).

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of July 16, 2012 (effective July 16, 2012).  (Houston, TX)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of July 25, 2012 (effective July 25, 2012).  (Andover, MA)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of July 27, 2012 (effective August 6, 2012).  (Malvern, PA)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of July 30, 2012 (effective July 30, 2012).  (Parsippany, NJ)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of July 30, 2012 (effective August 1, 2012).  (Somerset, NJ)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of July 30, 2012 (effective August 3, 2012).  (Princeton, NJ)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of August 6, 2012 (effective August 11, 2012).  (Dublin, OH)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of August 6, 2012 (effective August 11, 2012).  (Flagstaff, AZ)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of August 6, 2012 (effective August 13, 2012).  (Houston, TX)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of August 6, 2012 (effective August 14, 2012).  (Columbia, MD)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of August 6, 2012 (effective August 16, 2012).  (Charlotte, NC)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of August 6, 2012 (effective August 20, 2012).  (Atlanta, GA)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of August 6, 2012 (effective August 22, 2012).  (St. Louis, MO)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of February 21, 2013 (effective as of the Effective Date of the applicable Management Agreement).  (Duluth, GA)

Amended and Restated Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of June 28, 2013.  (New Orleans, LA)

Management Agreement between Sonesta International Hotels Corporation and Cambridge TRS, Inc., dated as of May 30, 2014 (effective May 30, 2014).  (Fort Lauderdale, FL)